EXHIBIT 99.1

ENOCHIAN BIOSCIENCES INC. ANNOUNCES ADJOURNMENT OF

 2023 ANNUAL STOCKHOLDER MEETING

LOS ANGELES, June 23, 2023 (GLOBE NEWSWIRE): (NASDAQ: ENOB). Enochian BioSciences Inc., a company developing gene-modified cell immunotherapies for cancer and infectious diseases, wishes to advise that its 2023 Annual Stockholder Meeting (the “Annual Meeting”), which was scheduled to be held yesterday, June 22, 2023 at 12:00 p.m. Eastern Time, was convened and adjourned, without any business being conducted, due to the lack of the required quorum.

As a result of the required quorum not being present, the Annual Meeting has been adjourned to 12:00 p.m. (Eastern Time) on Friday July 21, 2023 (“Adjourned Annual Meeting”) to allow additional time for the Company’s stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (“SEC”) on May 15, 2023, and thereby satisfy the required quorum for the meeting. The Adjourned Annual Meeting will be conducted via a live webcast. To register to attend the virtual Annual Meeting, please visit http://www.viewproxy.com/enochianbio/2023/htype.asp before 11:59 PM EST on July 20, 2023.

During the current adjournment period, the Company will continue to solicit votes from its stockholders with respect to the proposals set forth in the Company’s proxy statement. The Company has engaged a proxy solicitor, Alliance Advisors LLC, to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of common stock.

Only stockholders of record as of the record date, May 10, 2023, are entitled to vote. Valid proxies previously submitted in respect of the Annual Meeting will be voted at the Adjourned Annual Meeting unless properly revoked, and stockholders who have previously submitted a valid proxy card or otherwise voted need not take any action unless they wish to change their vote.

The Company encourages all stockholders of record as of May 10, 2023 who have not yet voted, to do so.

Stockholders who have any questions or require any assistance with how to complete a proxy or who do not have the required materials, may contact Alliance Advisors at (866) 612-8937 or email virtualmeeting@viewproxy.com.

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Important Information

This material may be deemed to be solicitation material in respect of the Adjourned Annual Meeting to be held on July 21, 2023. In connection with the Annual Meeting, the Company filed a definitive proxy statement with the SEC on May 15, 2023. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the Annual Meeting. No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The proxy statement and 2022 Annual Report on Form 10-K are available at http://www.viewproxy.com/enochianbio/2023.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements concerning, among other things, our ongoing clinical trials and product development activities, regulatory approval of our products, the potential for future growth in our business, and our ability to achieve our key strategic, operational, and financial goals. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement, including as set forth in Enochian BioSciences’ most recent Annual Report on Form 10-K filed with the SEC. Investors should not place considerable reliance on the forward-looking statements contained in this press release. Investors are encouraged to read our publicly available filings for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and we undertake no obligation to update or revise any of these statements.

FOR FURTHER INFORMATION:

Contact: ir@enochianbio.com

Source: Enochian BioSciences Inc.